Exhibit 99.1

FCSTONE GROUP, INC.
COMMODITY RISK INTELLIGENCE
2829 Westown Parkway
Suite 200
West Des Moines, IA 50266
515-223-3788 Office
800-422-3087 Toll Free
515-223-7424 Fax

July 7, 2005

To the Shareholders of FCStone Group, Inc.

Dear Shareholders:

You have probably received a communication recently from the liquidating trustee for Farmland Industries indicating its interest in selling the FCStone shares that Farmland received in our recent conversion.

In any case, please be advised that Farmland’s liquidating trustee has filed an application in the Farmland bankruptcy (Case No. 02-50557JNV) to approve a sale of Farmland’s shares in FCStone to a specified buyer or to a buyer to be identified by means of a bidding process.

The purpose of this letter is to let our shareholders know that it is the intent of FCStone to bid on its own shares in the sale process proposed by the liquidating trustee. Due to the unusual circumstances of the proposed sale, we believe that it will benefit our shareholders for FCStone to participate in the sale process.

Very truly yours,

/s/ Paul G. Anderson
Paul G. Anderson, CEO